Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THE ISSUER BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”

PRE-CHALLENGE STUDY SERVICES AGREEMENT

THIS PRE-CHALLENGE STUDY SERVICES AGREEMENT (“Agreement”), effective as of the date of execution by the last party to sign below (the “Effective Date”) is by and between hVIVO Services Limited, a company registered in England (company registration number 02326557) whose registered office is at QMB Innovation Centre, 42 New Road, London El 2AX, UK (“hVIVO” and Vaxart, Inc., a company incorporated in Delaware, USA, whose principle place of business is at 170 Harbor Way, Suite 300, South San Francisco, CA 94080, USA (“Vaxart”).

hVIVO and Vaxart are each referred to herein as a “Party” and collectively as the “Parties”. WHEREAS:

Prior to execution of a full Clinical Trial Agreement (the “CTA”) in respect of the Challenge Study (as defined below), the Parties wish to agree to terms pertaining to the manufacture of the Challenge Agent, performance of the Characterization Study and carrying out start-up activities in preparation for performance of the Challenge Study.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the adequacy and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    Defined Terms.

1.1	“Challenge Agent” means SARS CoV2 Variant Omicron BA.2 virus or a later variant as may be agreed between the Parties.

1.2

“Challenge Study” means exposing vaccinated subjects to the challenge agent in a controlled setting at a known dose, then observing for up to 14 days in quarantine, and as more fully defined in Exhibit Band subsequent mutual documents that relate to the conduct of the study.

1.3	“Characterization Study” means a challenge agent dose-titration study to identify the proper dose of challenge agent to achieve the infectivity goal in subjects.

1.4	“IMP” means Vaxart’s investigational medicinal product that is expected to be the subject of the Challenge Study.

1.5	“Quarantine Facility” means hVIVO’s quarantine facility located at [***].

2.    Services.

2.1	Manufacturing Services.

(a)

hVIVO shall manufacture, or procure from a third party, a quantity of Challenge Agent sufficient to challenge at least [***] in the Challenge Study targeting a viral attack rate of between [***]. The Challenge Agent shall be manufactured and released in accordance with all applicable laws and regulations, including standards for current good manufacturing practices (GMP) applicable in the jurisdictions where Challenge Agent is manufactured and administered.

(b)

Vaxart acknowledges that: (i) as between Vaxart and hVIVO, hVIVO shall retain the ownership of all rights, title and interest in or to the Challenge Agent and (ii) hVIVO will manufacture and supply Challenge Agent for use in the Characterization Study and the Challenge Study on a non-exclusive basis. Nothing in this Agreement grants to Vaxart any express or implied license or other rights, title and interest in or to the Challenge Agent.

(c)

Upon completion of Agent Manufacture activities, (hVIVO shall seek approval from the UK governing body (UK Health and Safety Executive (HSE)) and, where applicable, other relevant bodies to perform human viral challenge studies with the Challenge Agent within the Quarantine Facility. hVIVO shall use commercially reasonable efforts to obtain such approval(s) and all other licenses, approvals and certifications necessary to perform the Characterization Study (the “Required Approvals” by [***] or as soon thereafter as is practicable.

2.2	Characterization Study.

(a)

Within 30 days or as soon thereafter as is practicable (i) after receiving all Required Approvals, and (ii) conditioned upon hVIVO securing at least one (1) additional client to contribute towards the financing of the Characterization Study or if Vaxart has paid the additional amount under Section 6.1, hVIVO shall commence the Characterization Study in accordance with this Agreement. hVIVO shall act as the sponsor of the Characterization Study. All participants in the Characterization Study shall be previously vaccinated, serosuitable, healthy volunteers.

(b)

Upon completion of Characterization Study, and in any event within 90 days after the last study subject is discharged, hVIVO will prepare and deliver to Vaxart an interim study report. hVIVO shall provide a final study report when all data is available

(c)

For the purposes of this Agreement, the Characterization Study will be deemed a “Successful Characterization Study” if the Characterization Study demonstrates a sufficient incidence of infection in inoculated subjects along with sufficient viral shedding and/or induced symptoms to make the conduct of the Challenge Study feasible both from a practical and financial perspective as jointly determined by the parties.

(d)

Authorship of any publications relating to the Characterization Study shall be determined in accordance with standard scientific convention. If hVIVO elects to publish or present the results of the Characterization Study, hVIVO shall acknowledge Vaxart’s financial contributions to the Characterization Study.

2.3

Challenge Study Start-Up Activities. hVIVO shall perform start-up activities in respect of the Challenge Study (“Start-up Activities”), including (i) the activities set forth in Exhibit A to this Agreement and (ii) consulting with Vaxart and providing Vaxart access to hVIVO’s expertise, know-how and proprietary information relating to the hVIVO platform (collectively, “hVIVO Background Materials”) to enable Vaxart to prepare documents and materials necessary for the conduct of the Challenge Study. Vaxart shall use the hVIVO Background Materials solely in connection with Challenge Study.

(a)

hVIVO shall commence the Start-up Activities no later than [***]. If, after commencing the Start-up Activities, hVIVO determines in good faith, in consultation with Vaxart, that the Characterization Study is not a Successful Characterization Study, hVIVO shall terminate the Start-up Activities once so determined and Vaxart shall reimburse hVIVO for all costs and/or expenses for such activities incurred by hVIVO up to the date of termination.

(b)

Notwithstanding anything to the contrary in this Section 2.3, prior to the execution of the CTA, under no circumstances will (i) hVIVO perform site activation or any services beyond the point of site activation; (ii) Vaxart ship any IMP to hVIVO; or (iii) hVIVO perform study-specific screening or any subject intervention other than required for basic generic screening assessments.

(c)

Any Start-up Activities conducted by hVIVO shall be conducted in accordance with this Agreement and in accordance with all applicable laws, rules and regulations, including, without limitation; (i) the Human Rights Act 1998; {ii) the Data Protection Act 2018; (iii) the Medicines Act 1968 (including all subsequent amendments); (iv) the Medicines for Human Use (Clinical Trial) Regulations 2004; and (v) all relevant guidance relating to medicines and clinical trials from time to time in force including, but not limited to; (a) the ICH GCP; and {b) the World Medical Association Declaration of Helsinki entitled ‘Ethical Principles for Medical Research Involving Human Subjects’.

3.    Performance Standards.

3.1	hVIVO shall perform the Services in a diligent and professional manner in accordance with all applicable laws and regulations.

3.2

hVIVO shall keep Vaxart reasonably advised of the status of the Services. hVIVO will be available for consultation (in person, by telephone or otherwise) with Vaxart as to hVIVO’s progress in performing the Services and the results thereof and will provide written progress reports to Vaxart from time to time as reasonably requested by Vaxart.

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4.    Negotiation of the CTA. It is the intent of Vaxart and hVIVO to enter into negotiations, in good faith, to agree to the terms of a CTA to cover the full scope for the Challenge Study on such terms as each of the Parties, in their sole discretion, may agree and based on the CTA template attached as Exhibit D to this Agreement. Each Party agrees to use good faith and commercially reasonable efforts to execute the CTA no later than by [***] ( the “CTA Signature Date”). Subject to the Parties’ obligation to negotiate in good faith, in the event that the CTA is not signed by the CTA Signature Date or the Parties are unable to agree on the terms of the CTA, then (i) this Agreement shall terminate in which case, provided that hVIVO is unable to use Vaxart’s Reservation for another client, then Vaxart shall owe hVIVO for all start up activities plus a cancellation fee of [***] GBP representing [***] of the Booking Fee (as defined in Section 6.4 herein); or (ii) if requested by either Party, the CTA Signature Date shall be postponed 30 days to allow for continued negotiations with respect to the CTA. The payment of a cancellation fee under this Section of this Agreement shall void any cancellation fee owed under Section 5.2.2 of this Agreement. Neither this Agreement nor the performance by the Parties of any obligations arising from this Agreement, shall bind either Party to enter into the CTA.

5.    Challenge Study Slot Reservation.

5.1

Reservation. Vaxart wishes to reserve space in the Quarantine Facility for the quarantine phase of the Challenge Study (the “Reservation”). The Reservation will commence on the Quarantine Start Date (as defined below) (the “Quarantine Bed Days”). For purposes of this Agreement, “Quarantine Start Date” means the date on which the quarantine phase of the Challenge Study is expected to commence. Vaxart shall select a date as the Quarantine Start Date and provide written notice thereof to hVIVO on or before [***]. Unless otherwise agreed by hVIVO in writing, the Quarantine Start Date shall be no earlier than [***] and no later than [***].

5.2

Changes to the Reservation. Vaxart may change the Quarantine Start Date, reduce the number of Quarantine Bed Days or cancel the Reservation, subject to the provisions of this Agreement. Upon written notice to hVIVO, Vaxart may change the Quarantine Start Date, without penalty, (a) to a date that is up to 30 days before or after the originally scheduled Quarantine Start Date or (b) as reasonably necessary to meet the requirements of any applicable regulatory authority or Ethics Committee (EC) (any such change, a “Permitted Change”). In the event Vaxart should, for any reason, (i) change the Quarantine Start Date, other than a Permitted Change, and reschedule the Challenge Study to commence within one year after the original Quarantine Start Date (a “Postponement”); or (ii) cancel the Reservation (a “Cancellation”), then, subject to Section 5.3:

5.2.1

Cost Reimbursement. Vaxart shall reimburse hVIVO for all costs and/or expenses incurred by hVIVO as a direct result of the Postponement, Scope Reduction or Cancellation. In addition, Vaxart shall pay any applicable charges described in Sections 5.2.2 herein.

5.2.2	(a) Cancellation. In the event of a Cancellation, a cancellation fee equating to value of the cancelled Quarantine Bed Days shall become due as follows:

Period between Notice of Cancellation and Reserved Quarantine Start Date	Amount of Cancellation Fee
Less than 5 months	[***]
More than 5 months but less than 12 months	[***]
More than 12 months	[***]

hVIVO shall retain the appropriate proportion of the Booking Fee as payment of the cancellation fee.

In the event of a Cancellation Without Cause by hVIVO, hVIVO shall, upon Sponsor’s request, provide to Sponsor the protocol for the Challenge Study and, at Sponsor’s cost, adequate supply of Challenge Agent for the Challenge Study contracted by Sponsor within the United Kingdom. for the purpose of this section, “Cancellation Without Cause” means (i) cancellation that is not due to a material breach by Vaxart of this Agreement under Section 10, or (ii) cancelation that is not due to Unsuccessful Characterization Study under Section 2.3 (b).

(b)

Postponement. In the event of a Postponement, a postponement fee equating to [***] become due. The postponement fee will be invoiced by hVIVO upon the re-scheduling of the Quarantine Start Date. The Booking Fee shall continue in effect in relation to the rescheduled Reservation. For the avoidance of doubt, (i) the Quarantine Start Date shall be deemed re-scheduled when the Parties have agreed in writing upon a new Quarantine Start Date; (ii} if the reserved Quarantine Start Date is not, within [***] of Postponement, re-scheduled to commence at a date that is [***] the original Quarantine Start Date, such re-scheduling shall be deemed to be a Cancellation and the provisions of Clause 5.2.2(a) shall apply.

No postponement fee shall be payable if the Quarantine Start Date is rescheduled to an earlier available date in hVIVO’s schedule.

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5.3

Waiver of Fees: Mitigation. If there is a Postponement or Cancellation, hVIVO shall use best efforts to allocate quarantine capacity made available as a result thereof to other customers of hVIVO and to otherwise mitigate hVIVO’s losses in relation to such Postponement, Scope Reduction, or Cancellation. To the extent quarantine capacity is reallocated or hVIVO’s losses are otherwise mitigated, hVIVO shall provide notice thereof to Vaxart and the fees payable by Vaxart pursuant to Section 5.2 shall be reduced by a corresponding amount. In addition, in connection with any Postponement, or Cancellation, hVIVO shall assess such Postponement or Cancellation with respect to (i) the timing of event; and (ii) the impact on hVIVO’s business (as determined solely by hVIVO) and may at its sole discretion, choose to waive part or all of the cancellation or postponement fees due under Section 5.2.

6.    Project Fees and Costs.

6.1

Services. Upon execution of this Agreement, hVIVO shall invoice Vaxart the amount of [***] as its contribution towards hVIVO’s cost of the manufacturing & characterisation [***] (the “Initial Payment”}. The Initial Payment shall be non-refundable. Upon such payment, the parties agree that hVIVO shall make diligent efforts to contract with a second client for similar support of the characterization study as well as a separate challenge study. Any additional client shall not impact Vaxart’s timelines for the Challenge Study booking reservations. In the event that hVIVO is unable to secure at least one additional client as per Section 2.2.(a), then Vaxart shall have the option to pay hVIVO an additional [***] towards completion of the Characterisation Study [***] (“Additional Payment”). Said Additional Payment shall be invoiced once regulatory submission for the Characterization Study occurs. If hVIVO subsequently signs a second client for a contribution towards the Characterisation Study [***].

6.2

Challenge Study. The total estimated fee for the Challenge Study is [***] (based on the table of Assumptions attached as Exhibit B to this Agreement and the Roles & Responsibilities table attached as Exhibit C to this Agreement) (“Challenge Study Fee”). Any changes in the Assumptions or Roles and Responsibilities may result in a change of this budget. [***].

6.3

Upon commencement of the Start-up Activities, hVIVO shall invoice Vaxart an amount of [***] (the “Startup Fee Deposit”), in consideration of hVIVO allowing Vaxart to access hVIVO’s expertise, know-how and proprietary information. The Fee Deposit paid under this Agreement is fully reconcilable against the final agreed budget in the CTA and shall be credited against the payments due under the CTA. For the avoidance of doubt, hVIVO shall be under no obligation to provide any access to its expertise, know-how or proprietary information; or to conduct the Start-up Activities prior to hVIVO’s receipt of the Fee Deposit.

6.4

If the Characterization Study is a Successful Characterization Study, hVIVO shall invoice Vaxart [***] in respect of the Reservation (the “Booking Fee”). Except as provided in Section 5.2, the Booking Fee shall be credited against payments due under the CTA.

7.    Invoicing. Invoices from hVIVO shall be sent to Vaxart by email to [***]. Except in the event of a good faith dispute, all payments under this Agreement are payable [***] after Vaxart’s receipt of hVIVO’s invoice. The Parties agree to work together in good faith to promptly and reasonably resolve any disputed invoices.

8.    VAT and Tax. All sums in this Agreement are exclusive of value added tax (VAT) or any other sales tax or duties which are applicable. hVIVO will include any such applicable taxes on its invoices to Vaxart, and Vaxart will pay such applicable taxes to hVIVO in addition to the amounts specified under this Agreement.

9.    Term. The term of this Agreement shall commence as of the Effective Date and shall end upon the earlier of (i) the date of execution of the CTA or, if later, completion of the Characterization Study; (ii) cancellation of the Reservation; or (iii) the termination of this Agreement pursuant to Section 10 of this Agreement.

10.    Termination. This Agreement may be terminated (i) by Vaxart, without cause, upon the provision of [***] prior written notice to hVIVO; or (ii) by hVIVO subject to Section 2.3(b), and (iii) by either Party if the other Party commits a material breach of this Agreement, and where such breach is capable of remedy, fails to remedy such breach [***] receiving notice in writing to do so.

In the event of termination by Vaxart, for any reason other than as a result of hVIVO’s material breach, such termination shall be considered a Cancellation of the Reservation and the provisions of Sections 5.2 shall apply. Upon termination, hVIVO shall cease any Start-up Activities and, as soon as is reasonably practicable, issue a statement of account detailing the balance of the Fee Deposit and Booking Fee less (a) any cancellation charges and other charges due pursuant to Section 4; (b) hVIVO’s fees for services completed; and (c) any non-cancellable costs and expenses reasonably incurred prior to the date of termination.

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Within [***] of agreement the statement of account, hVIVO shall invoice or refund the outstanding balance, as appropriate.

Sections 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 shall survive any termination or expiry of this Agreement.

Termination of this Agreement shall not relieve either Party from any obligation accrued hereunder prior to such termination.

11.    Regulatory Audit. hVIVO shall cooperate with any request by any regulatory authority for an audit or inspection related to the Characterization Study or the Challenge Study and if such regulatory audit or inspection are in connection with the Start-up Activities, hVIVO shall notify Vaxart in writing within twenty-four (24) hours of such request. hVIVO shall keep Vaxart fully informed of the progress of any such relevant inspection, investigation or examination by the regulatory authority and shall inform Vaxart of the results of such inspection, investigation or examination, to the extent the result directly concerns or affects the past or future performance by hVIVO of the Characterization Study or the Challenge Study. Unless prohibited by the applicable regulatory authority, Vaxart may be present on site for any such inspection, investigation or examination in Vaxart’s sole discretion.

12.    Confidential Information. In this Agreement, Vaxart’s Confidential Information shall include the IMP (including any information relating to the IMP that is provided to or otherwise obtained by hVIVO), and all other material, data, know-how and information which is disclosed or provided by the Vaxart to hVIVO on or after the Effective Date.

In this Agreement, hVIVO’s Confidential Information shall include any and all material, data, know-how and information which is disclosed by hVIVO to Vaxart on or after the Effective Date, including but not limited to technology, intellectual property, patented, patent pending and unpatented improvements and inventions, trade secrets, financial information, business plans, marketing data, the existence, scope and activities of its research, development, manufacturing, marketing or other projects and any other information related to hVIVO’s business and viral challenge model.

Each Party shall ensure that only those of their personnel directly concerned with carrying out each Party’s obligations under this Agreement, or directly involved in matters relating to the Characterization Study or the Challenge Study, shall have access to the Confidential Information of the other Party. Each Party undertakes to treat as strictly confidential and not to disclose to any third party any Confidential Information of the other Party, save where disclosure is required by a regulatory authority or by law or allowed under this Agreement. In the event that a receiving Party is required by a regulatory authority or by law to disclose Confidential Information of the disclosing Party, the receiving Party shall within a reasonable period of time after being made aware of the disclosure requirement, inform the disclosing Party of (i) the requirement for said disclosure; and (ii) the information that is required to be disclosed. The receiving Party shall cooperate reasonably with the disclosing Party, at the disclosing Party’s cost, in any effort to obtain a protective order or other relief relating to any such required disclosure. Each Party undertakes not to make use of any Confidential Information of the other Party, other than in accordance with the exercise of rights or performance of obligations under this Agreement, without the prior written consent of the other Party.

The obligations of confidentiality herein shall not apply to Confidential Information of a disclosing Party which is: (i) published or becomes generally available to the public other than as a result of a breach of the undertakings hereunder by the receiving Party; (ii) prior to its receipt, in the possession of the receiving Party without any obligations of confidentiality or restrictions on its use as evidenced by contemporaneous written evidence; (iii) independently developed by or on behalf of the receiving Party by individuals that do not have any knowledge of the information and/or materials of the disclosing Party; or (iv) obtained by the receiving Party from a third party not subject to a duty of confidentiality to the disclosing Party.

This Section shall survive termination or expiry of this Agreement.

13.    Indemnification; Insurance. hVIVO shall indemnify, defend and hold harmless Vaxart and its affiliates and their respective employees, officers, directors, agents, and representatives against any liability, loss, damage, cost, or expense (including reasonable attorneys’ fees) arising from any third-party claim that arises from or relates to the conduct of the Characterization Study, including, without limitation, any claim arising from personal injury or death suffered by any study subject. hVIVO shall maintain during the term of this Agreement and [***] after termination or expiration of this Agreement, commercial general liability insurance, including contractual liability and product liability or clinical trials liability, with coverage limits of not less than [***] occurrence and in the aggregate. The minimum level of insurance set forth herein shall not be construed to create a limit on hVIVO’s liability hereunder. The Parties shall discuss possible extension of the above cover once a study protocol draft is available and an extended cover can be quoted.

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14.    Liability. Except with respect to losses arising from hVIVO’s negligence or intentional misconduct, breach of confidentiality obligations, or indemnification obligations under Section 13, the liability of hVIVO, of whatever nature and howsoever arising, to Vaxart in relation to its performance under this Agreement is limited to the amounts paid to hVIVO by Vaxart under this Agreement.

15.    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and the Parties (i) acknowledge that by entering into this Agreement they do not rely on any statement, representation (other than a fraudulent misrepresentation), warranty, course of dealing, custom or understanding except for those expressly set out in this Agreement; and (ii) irrevocably an unconditionally waive any rights and/or remedies they may have to the fullest extent permitted by law (including the right to claim damages and/or to rescind this Agreement) in respect of any misrepresentation other than a misrepresentation which is expressly set out in this Agreement or a misrepresentation which was made fraudulently.

16.    Prior Agreements. This Agreement supersedes any prior written agreements previously entered into by and between the Parties.

17.    Governing Law. The validity, interpretation and performance of this Agreement shall be governed .by the laws of England and Wales. Any disputes arising under or relating to this agreement, or any breach of this agreement, shall be resolved through arbitration administered under the applicable rules of London court of International Arbitration (LCIA). The arbitral tribunal shall consist of a sole arbitrator to be appointed jointly by the Parties, failing which, a sole arbitrator shall be appointed in accordance with the rules of the LCIA. The venue of such arbitration shall be London, England. The arbitration shall be conducted in English. The arbitral award will be final and binding upon the parties and the prevailing party may apply to a court of competent jurisdiction for enforcement of the award. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction

18.    Waiver. A delay in exercising or failure to exercise a right or remedy under or in connection with this Agreement will not constitute a waiver of, or prevent or restrict future exercise of, that or any other right or remedy, nor will the single or partial exercise of a right or remedy prevent or restrict the further exercise of that or any other right or remedy. No waiver by a Party of any right, remedy, breach or default of any covenants contained herein shall be deemed a waiver as to any subsequent and/or similar breach or default. A waiver of any right, remedy, breach or default will only be valid if it is in writing and signed by the Party giving it.

19.    Severability. If any provision of the Agreement is held to be invalid, void or unenforceable, such provision shall be deemed to be restated to reflect as nearly as possible the original intention of the Parties in accordance with applicable law, and the remaining provisions of this Agreement shall remain in full force and effect.

20.    Counterparts/Delivery of Signatures. This Agreement shall not be effective until signed by a duly authorized representative of each Party. This Agreement may be executed and delivered by facsimile or electronically transmitted signature and/or in any number of counterparts, all of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, it shall not be effective unless and until each Party has executed a counterpart.

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement by their duly authorized representative as of the Effective Date.

hVIVO Services Ltd		Vaxart, Inc.

Signature	/s/ Yamin Khan	Signature	/s/ Andrei Floroiu

Name	Yamin Khan	Name	Andrei Floroiu

Title	CEO	Title	CEO

Date	29/06/2022	Date	6/28/2022

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Exhibit A - List of Start-up Services